                                  SCHEDULE 14A

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                            of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS
                                                  PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  CIRRUS LOGIC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

[LOGO OF CIRRUS LOGIC]

DAVID FRENCH
President and Chief Executive Officer

        June 18, 2002


        To our Stockholders:

             I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Wednesday, July 24, 2002, at 1:00 p.m. at the Omni Austin Hotel Southpark, 4140 Governor's Row, Austin, Texas 78744.

             Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy statement.

             Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

             We appreciate your support of and continued interest in Cirrus
        Logic.

        Sincerely,


        David D. French

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----

         Notice .......................................................................   1

         Questions and Answers about the Proxy Materials, Voting Procedures and
         Annual Meeting ...............................................................   2

         Board Structure and Compensation .............................................   6

         Proposal 1:   Election of Directors ..........................................   8
         ----------

         Proposal 2:   Ratification of Ernst & Young LLP as Independent Auditors ......   9
         ----------

         Executive Officers ...........................................................  10

         Stock Ownership ..............................................................  12

         Executive Compensation and Other Information .................................  14

         Compensation Committee Report ................................................  19

         Audit Committee Report .......................................................  23

         Certain Relationships and Related Transactions ...............................  24

         Stock Performance Graph ......................................................  25

         Section 16(a) Beneficial Ownership Reporting Compliance ......................  26

         General Information ..........................................................  26

         Exhibit A .................................................................... A-1

            A copy of the Annual Report on Form 10-K, which includes financial statements, is being mailed with this Proxy Statement.
     You may receive an additional copy of these documents at no charge upon request directed to:

                         Cirrus Logic Investor Relations
                  4210 S. Industrial Drive, Austin, Texas 78744
             telephone: (510)226-2112; email: invest@corp.cirrus.com
            Financial reports may also be accessed on our Web site at
                                 www.cirrus.com.

[LOGO OF CIRRUS LOGIC]


                          Annual Stockholders' Meeting

                                  July 24, 2002
                             YOUR VOTE IS IMPORTANT

                                     Notice

Cirrus Logic, Inc. (the "Company") will hold its 2002 Annual Meeting of Stockholders as follows:

Wednesday, July 24, 2002
1:00 P.M.
Omni Austin Hotel Southpark
4140 Governor's Row
Austin, Texas 78744

At the meeting, stockholders will vote to:

(i)   elect seven Cirrus Logic directors for one-year terms;

(ii)  ratify the appointment of Ernst &Young LLP as independent auditors; and

(iii) consider such other business as may properly come before the meeting.

You can vote four different ways. You can vote by attending the meeting, by telephone, by the Internet, or by proxy card. For specific voting information, please see "Questions and Answers About the Proxy Materials, the Annual Meeting and the Voting Procedures" on page 2.

Stockholders of record at the close of business on May 29, 2002, are entitled to vote. On that day, approximately 83.9 million shares of Cirrus Logic common stock were issued and outstanding. Each share entitles the holder to one vote.

The Board asks you to vote in favor of each of the proposals. This Proxy Statement provides you with detailed information about each proposal. We are also using this Proxy Statement to discuss our compensation practices and philosophy.

We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about Cirrus Logic from the Annual Report to Stockholders included with this mailing and from documents that we have filed with the Securities and Exchange Commission.

             This Notice and Proxy Statement is dated June 18, 2002, and was first mailed to stockholders on June 26, 2002.

                QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
                    THE ANNUAL MEETING AND VOTING PROCEDURES

Q:   Why am I receiving these materials?

A: We are providing these proxy materials for you in connection with the annual meeting of stockholders to take place on July 24, 2002. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:   What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. Our 2002 Annual Report to Stockholders for the fiscal year ended March 30, 2002 is also enclosed.

Q:   What proposals will be voted on at the meeting?

A:   There are two proposals scheduled to be voted on at the meeting:
     .    the election of seven directors; and
     . the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

Q:   What is Cirrus Logic's voting recommendation?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" the ratification of the appointment of Ernst & Young LLP.

Q:   What shares owned by me can be voted?

A: All shares owned by you as of the close of business on May 29, 2002 (the "Record Date"), may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through Cirrus Logic's Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most Cirrus Logic stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     Stockholder of Record

     If your shares are registered directly in your name with the Company's transfer agent, EquiServe Trust Company, N.A. ("EquiServe"), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Cirrus Logic. As the stockholder of record, you have the right to grant your voting proxy directly to Cirrus Logic or to vote in person at the meeting. We have enclosed a proxy card for you to use.

     Beneficial Owner

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:   How can I vote my shares in person at the meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

     Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:   How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

     BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

     BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

     BY MAIL--You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q:   Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this change by granting a new proxy bearing a later date (that automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically request it to be revoked. For shares held beneficially by you, you may accomplish this change by submitting new voting instructions to your broker or nominee.

Q:   How are votes counted?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board, "FOR" the ratification of Ernst & Young LLP to serve as our auditors, and "FOR" on any other matters that properly come before the meeting).

Q:   What is the voting requirement to approve each of the proposals?

A: In the election of directors, the seven persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "What is the quorum requirement for the meeting?" below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:   How can I obtain an admission ticket for the meeting?

A: Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Cirrus Logic Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on May 29, 2002, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of May 29, 2002.

Q:   Where can I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of the fiscal year ending March 29, 2003.

Q:   What happens if additional proposals are presented at the meeting?

A: Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Steven D. Overly, Senior Vice President, Chief Financial Officer, General Counsel and Secretary; Kirk Patterson, Vice President and Corporate Controller; and Stephanie Lucie, Vice President and Assistant Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:   What classes of shares are entitled to be voted?

A: Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the annual meeting. On the Record Date, we had approximately 83.9 million shares of common stock issued and outstanding.

Q:   What is the quorum requirement for the meeting?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:   Is cumulative voting permitted for the election of directors?

A:   No.

Q:   Who will count the votes?

A: A representative of ADP will tabulate the votes. A representative of Cirrus Logic will act as the inspector of the election.

Q:   Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cirrus Logic or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management for review and consideration.

Q:   Who will bear the cost of soliciting votes for the meeting?

A: The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for the solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q: May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A:   You may submit proposals for consideration at future stockholder meetings.

     Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in Cirrus Logic's proxy statement for next year's annual meeting, the written proposal must be received by the Company no later than February 26, 2003. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Cirrus

     Logic no later than February 26, 2003, and shall contain the information required by our Bylaws.

     Copy of Bylaw Provisions: You may contact the Cirrus Logic Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.


                        BOARD STRUCTURE AND COMPENSATION

     Our Board currently has seven directors, five of whom are independent as defined by the NASD, and two of whom are employee directors. We have three Board committees: Audit, Compensation, and Governance and Nominating. The membership and the function of each committee are described below. During the fiscal year ended March 30, 2002, the Board held 12 meetings and each director attended at least 80% of all Board and applicable committee meetings. The members of the committees are identified in the following table:

------------------------------------------------------------------------------
Name of Director                  Audit      Compensation   Governance and
                                                              Nominating
------------------------------------------------------------------------------
Independent Directors:
------------------------------------------------------------------------------
D. James Guzy                       X                             X
------------------------------------------------------------------------------
Michael L. Hackworth                              X             Chair
------------------------------------------------------------------------------
Walden C. Rhines                    X             X               X
------------------------------------------------------------------------------
William D. Sherman                              Chair
------------------------------------------------------------------------------
Robert H. Smith                   Chair           X               X
------------------------------------------------------------------------------
Employee Directors:
------------------------------------------------------------------------------
Suhas S. Patil
------------------------------------------------------------------------------
David D. French
------------------------------------------------------------------------------
Number of Meetings in                  7          4               0/1/
Fiscal Year Ended March 30,
2002
------------------------------------------------------------------------------

____________________
/1/ The Governance and Nominating Committee met in April 2002 to nominate the directors to be voted upon at this annual meeting.

Audit Committee

     The Audit Committee is composed of three independent directors who review our auditing, accounting, financial reporting, and internal control functions and select our independent auditors. In addition, the committee monitors the non-audit services of our independent auditors. In discharging its duties, the
Committee:

..    reviews and approves the scope of the annual audit and the fees of the independent auditors;

..    meets independently with our independent auditors and our senior management; and

..    reviews the general scope of our accounting, financial reportings, annual audit and matters relating to internal control systems, as well as the results of the annual audit.

For additional information relating to the Audit Committee, see the Report of the Audit Committee of the Board of Directors on page 23 of this proxy statement.

Compensation Committee

     The Compensation Committee determines, approves and reports to the Board all elements of compensation for our executive officers including bonuses, as described below in pages 19 through 23 of this proxy statement.

Governance and Nominating Committee

     The Governance and Nominating Committee is composed of independent directors. This committee meets or takes written action on special projects designated by the Board from time to time. In addition, this committee proposes a slate of directors for election by our stockholders at each annual meeting and candidates to fill any vacancies on the Board.


                       DIRECTOR COMPENSATION ARRANGEMENTS

     The following table provides information on Cirrus Logic's compensation and reimbursement practices for non-employee directors during fiscal year ended March 30, 2002. Directors who are employed by the Company do not receive any compensation for their Board activities.

     Quarterly Director Retainer..........................................  $6,250
     Board Meeting Attendance Fees (per day in attendance)................  $2,000
     Special Telephonic Board Meeting Attendance Fees.....................  $  500
     Committee Meeting Attendance Fees....................................  $  250

                            PROPOSALS TO BE VOTED ON

                                 Proposal No. 1

                              ELECTION OF DIRECTORS

     There are seven nominees for election to our Board this year, six of whom have served as directors since the last annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors.

     Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

     The seven persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect.

Information About Nominees

MICHAEL L. HACKWORTH
Director since 1985

Michael L. Hackworth, age 61, is currently Chairman of the Board of Cirrus Logic, a position he has held since July 1997. He served as President and Chief Executive Officer from January 1985 to June 1998, and continued to serve as Chief Executive Officer until February 1999. Mr. Hackworth served as President and Chief Executive Officer of Aspirian (a private company) from June 1999 to September 1999.

DAVID D. FRENCH
Director since 1999

David D. French, age 45, is the President and Chief Executive Officer of Cirrus Logic. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has worked in the semiconductor industry for more than 20 years, mostly as a manager of businesses focused on embedded applications.

D. JAMES GUZY
Director since 1984

D. James Guzy, age 66, is Chairman of SRC Computer Corporation, a developer of computer systems. He is also Chairman of the Board of PLX Technology, Incorporated and he has served as president of the Arbor Company, a limited partnership involved in the electronics and computer industry, since 1969. Mr. Guzy is also a director of Intel Corporation, Micro Component Technology, Inc., Novellus Systems, Inc., Davis Selected Group of Mutual Funds, Alliance Capital Management Technology Fund and LogicVision, Inc.

SUHAS S. PATIL
Director since 1984

Suhas S. Patil, age 57, a founder of Cirrus Logic's predecessor company in 1981, and a founder of Cirrus Logic in 1984, was appointed Chairman Emeritus in July 1997. Prior to that time, he served as Chairman of the Board from 1984 to July 1997, and has held various offices within Cirrus Logic.

WALDEN C. RHINES
Director since 1995

Walden C. Rhines, age 55, is the Chairman and Chief Executive Officer and a director of Mentor Graphics Corporation, a maker of electronic design automation products. Mr. Rhines has been employed by Mentor Graphics since 1993. He is also a director of TriQuint Semiconductor.

WILLIAM D. SHERMAN
Director since 2001

William D. Sherman, age 59, is a senior partner in the law firm of Morrison & Foerster LLP, where he has worked since 1987. From March 2000 to March 2002, Mr. Sherman also served as Vice President and General Counsel of CopperCom, Inc., a telecommunications equipment manufacturer.

ROBERT H. SMITH
Director since 1990

Robert H. Smith, age 65, is the Executive Vice President of Administration for Novellus Systems, Inc., a capital equipment manufacturer. Mr. Smith joined Novellus in 1995.


                                 Proposal No. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Cirrus Logic's independent auditors to audit Cirrus Logic's consolidated financial statements for the fiscal year ending March 29, 2003. During fiscal year ended March 30, 2002, Ernst & Young LLP served as Cirrus Logic's independent auditors and also provided certain tax services. A representative of Ernst & Young LLP is expected to attend the meeting and be available to respond to questions and, if they desire, to make a statement.

     Our Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Cirrus Logic's independent auditors for the fiscal year ending March 29, 2003.

     If the appointment is not ratified, our Board will consider whether it should select other independent auditors. Ratification of the appointment of Ernst & Young LLP as Cirrus Logic's independent auditors for fiscal year ending March 29, 2003, requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

                                  OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.


                             ADDITIONAL INFORMATION

                               EXECUTIVE OFFICERS

Jason Carlson - Vice President and General Manager, Crystal Products Division

Mr. Carlson, age 40, joined the Company in January 2000 as Vice President and General Manager of the newly formed Consumer Audio Products Division, which became the Crystal Products Division in May 2001. Prior to joining Cirrus Logic, he was employed at AudioLogic, Inc. from June 1994 until it was acquired by Cirrus Logic in July 1999, most recently as President and Chief Executive Officer.

Craig H. Ensley - Vice President, Corporate Marketing

Mr. Ensley, age 52, was elected Vice President, Corporate Marketing, in March 1999. He was Vice President and General Manager, Flat Panel Electronics Division, from April 1997 to February 1999. Previously, he served as Vice President of our subsidiary, Crystal Semiconductor Corporation, from 1993.

David D. French - Chief Executive Officer, President and Director Nominee

Mr. French, age 45, is the President and Chief Executive Officer of Cirrus Logic. Mr. French joined the Company in June 1998 as President and Chief Operating Officer, and assumed additional duties with his appointment as Chief Executive Officer in February 1999. As President and CEO, Mr. French oversees worldwide operations and corporate functions. Formerly a Vice President and General Manager for Analog Devices from February 1988 to June 1998, Mr. French has worked in the semiconductor industry for more than 20 years, mostly as a manager of businesses focused on embedded applications.

Robert A. Kromer - Vice President and General Manager, Optical Products Division

Mr. Kromer, age 52, joined the Company in July 1998 as Vice President, Sales, Mass Storage Products. He became Vice President and General Manager of the Magnetic Storage Products Division in April 2000, which became the Optical Products Division in October 2001. Prior to joining the Company, he served as Vice President, Worldwide Sales, at Precedence, a division of Mentor Graphics, from September 1997 to July 1998. Prior to that position, he was Vice President and Acting President of North America for GEC Plassey Semiconductor since 1990.

Terry Leeder - Vice President, Worldwide Sales

Mr. Leeder, age 53, joined the Company as Vice President, Worldwide Sales, in June 1999. Prior to joining the Company, he served as President and CEO of Medianix Semiconductor, Inc., a manufacturer of application-specific DSP integrated circuits from June 1994 until June 1999.

Stephanie Lucie - Vice President and Assistant Secretary

Ms. Lucie, age 40, joined the Company in February 2001 as Vice President and Associate

General Counsel, and was elected Assistant Secretary later that month. From January 1999 until January 2001, she served as Vice President, General Counsel and Secretary of AltaVista Company in Palo Alto, California. Prior to that time, she was employed at Compaq Computer Corporation, most recently as Vice President and Associate General Counsel.

Steven D. Overly - Senior Vice President, Chief Financial Officer, General Counsel and Secretary
Mr. Overly, age 44, joined the Company in October 2000 as Senior Vice President, Human Resources, and General Counsel. He was elected Secretary of the Company in December 2000, and became Senior Vice President, Administration, and General Counsel in May 2001. He was named Chief Financial Officer in April 2002. Prior to joining the Company, Mr. Overly worked at International Wireless Communications, Inc. from February 1998, most recently as President and Chief Executive Officer. He also worked for three years with Lockheed Martin Telecommunications, a division of Lockheed Martin Corporation, leaving there as Vice President and General Counsel.

Kirk Patterson - Vice President and Corporate Controller
Kirk Patterson, age 44, is currently Vice President and Corporate Controller of the Company. Mr. Patterson joined the Company in February 2000 and served as Director, Corporate Planning, until August 2001. In September 2001, Mr. Patterson was named Vice President and Corporate Controller. Prior to joining the Company, Mr. Patterson was employed by PricewaterhouseCoopers as the Regional Manager, Accounting Services, from November 1999 to February 2000. Prior to that time, he was employed at BP Amoco Corporation, most recently as Manager, Planning and Economics, for the Amoco Energy Group North America.

                                 STOCK OWNERSHIP

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 30, 2002 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company's common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation section of this proxy statement; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

                                                                                          Shares
     Beneficial Owner                                                                Beneficially Owned
     ----------------                                                                ------------------
                                                                                   Number(1)       Percent
                                                                                   ---------       -------
     Citigroup, Inc. (2)........................................................   9,859,247        11.77%
     Massachusetts Financial Services Company(3)................................   5,397,670         6.46%
     Franklin Resources, Inc. (4)...............................................   4,571,373         5.45%
     Suhas S. Patil (5), Chairman Emeritus and Director.........................     822,200           *
     David D. French (6), Chief Executive Officer and Director..................     795,705           *
     Craig H. Ensley(7).........................................................     311,286           *
     Matthew R. Perry(8)........................................................     222,250           *
     D. James Guzy (9), Director................................................     217,782           *
     Terry Leeder(10)...........................................................     172,622           *
     Michael L. Hackworth (11), Chairman of the Board...........................     133,825           *
     Robert W. Fay(12)..........................................................     114,497           *
     Robert Kromer(13)..........................................................      74,846           *
     Walden C. Rhines (14), Director............................................      41,000           *
     Robert H. Smith (15), Director.............................................      27,292           *
     William D. Sherman, Director...............................................         405           *
     All executive officers and directors as a group (16 persons)(16)...........   3,191,478         3.81%

     _______
     *Less than 1% of the outstanding common stock

(1) Percentage ownership is based on approximately 83.7 million shares of common stock issued and outstanding on March 30, 2002. Shares of common stock, which are currently exercisable or will become exercisable within 60 days after March 30, 2002, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2) The address of Citigroup, Inc. ("Citigroup") is 399 Park Avenue, New York, New York 10043. We obtained information about shares owned by Citigroup from a Schedule 13F filed with the SEC on May 14, 2002. The information reported is as of March 31, 2002. Citigroup reported that it has sole voting power over 803,197 shares, shared voting power over 3,270,515 shares, and no voting power over 5,785,535 shares.

(3) The address of Massachusetts Financial Services Company ("MFS") is 500 Boylston Street, Boston, Massachusetts 02116. We obtained information about shares owned by MFS from a Schedule 13F filed with the SEC on March 9, 2002. The information reported is as of March 31, 2002. MFS reported it has sole investment power over all of the shares. MFS reported that it has sole voting power over 4,784,240 shares, shared voting power over no shares, and no voting power over 613,430 shares.

(4) The address of Franklin Resources, Inc. ("FRI") is One Franklin Parkway, San Mateo, California 94403. We obtained information about shares owned by FRI from a Schedule 13F filed with the SEC on May 3, 2002. The information reported is as of March 31, 2002. FRI stated that it has shared investment power over all of the shares. FRI reported that it has sole voting power over 4,529,000 shares, shared voting power over no shares, and no voting power over 42,373 shares.

(5) Includes (a) 490,000 shares issuable upon exercise of options held by Dr. Patil, which are vested and exercisable within 60 days of March 30, 2002,
     (b) 261,800 shares held by Dr. Patil directly, and (c) 70,400 shares held by family members and trusts for the benefit of family members, with respect to which Dr. Patil does not have voting and investment power and disclaims beneficial ownership.

(6) Includes 492,705 shares issuable upon exercise of options held by Mr. French, which are vested and exercisable within 60 days of March 30, 2002.

(7) Includes 224,086 shares issuable upon exercise of options held by Mr. Ensley, which are vested and exercisable within 60 days of March 30, 2002.

(8) The 222,250 shares are issuable upon exercise of options held by Mr. Perry, which are vested and exercisable within 60 days of March 30, 2002.

(9) Includes (a) 55,000 shares issuable upon exercise of options held by Mr. Guzy, which are vested and exercisable within 60 days of March 30, 2002,
     (b) 30,000 shares held by Mr. Guzy directly and (c) 132,782 shares held by Arbor Company, of which Mr. Guzy is President.

(10) Includes 165,622 shares issuable upon exercise of options held by Mr. Leeder, which are vested and exercisable within 60 days of March 30, 2002.

(11) Includes (a) 10,000 shares issuable upon exercise of options held by Mr. Hackworth, which are vested and exercisable within 60 days of March 30, 2002, (b) 7,588 shares held by Mr. Hackworth directly, and (c) 116,237 shares held by Mr. Hackworth as Trustee UTD dated August 1, 1988, of which Mr. Hackworth disclaims beneficial ownership.

(12) Includes 92,497 shares issuable upon exercise of options held by Mr. Fay, which are vested and exercisable within 60 days of March 30, 2002. Mr. Fay's employment terminated on October 12, 2001. Under the terms of Mr. Fay's agreement with the Company, he has until October 12, 2003 to exercise his vested options.

(13) The 74,846 shares are issuable upon exercise of options held by Mr. Kromer, which are vested and exercisable within 60 days of March 30, 2002.

(14) Includes (a) 35,000 shares issuable upon exercise of options held by Mr. Rhines, which are vested and exercisable within 60 days of March 30, 2002, and (b) 6,000 shares held by Mr. Rhines' spouse, to which he claims beneficial ownership.

(15) The 27,292 shares are issuable upon exercise of options held by Mr. Smith, which are vested and exercisable within 60 days of March 30, 2002.

(16) Includes 1,714,780 shares issuable upon exercise of options held by all current executive officers and directors as a group, which are vested and exercisable within 60 days of March 30, 2002.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company for the fiscal year ended March 30, 2002, as well as one executive officer who would have been in the top five of the most highly compensated executive officers if he had been employed as of the end of the fiscal year. The table contains compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 30, 2002, March 31, 2001 and March 25, 2000. No other executive officer who would have otherwise been included in this table on the basis of salary and bonus earned for the fiscal year ended March 30, 2002 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                            Compensation Awards
                                                                            -------------------
                                                                        Restricted        Securities    All Other
Name and                                                                   Stock          Underlying     Compen-
Principal Position               Year     Salary(1)       Bonus           Awards            Options      sation(2)
------------------               ----     ---------       ------         --------           -------     ----------
David D. French                  2002      $449,039     $361,250(3)            0            400,000     $ 7,416(4)
  President and Chief            2001       415,394            0               0            300,000       7,512(4)
  Executive Officer              2000       373,624      150,000(3)            0            125,000       6,145(4)

Terry Leeder                     2002      $285,766     $165,383(5)            0             80,000     $ 6,126
  Vice President, Sales          2001       275,000      195,642(5)            0             75,000       2,434
                                 2000       188,225      139,735(6)            0            150,000       2,000


Robert W. Fay(7)                 2002      $277,245     $153,000(3)            0             30,000     $ 4,312
  Vice President and Chief       2001       240,000       25,000(8)            0             70,000       2,108
  Financial Officer              2000        87,104       50,000(9)       20,000(10)         80,000      33,005(11)


Matthew R. Perry(12)             2002      $255,577     $153,096(3)            0             90,000     $   428
  Vice President and General     2001       240,151        3,000(13)           0            175,000         378
  Manager, Crystal Products      2000       203,205            0               0             75,000           0
  Group

Craig H. Ensley                  2002      $256,106     $152,115(3)            0            115,000     $ 4,245
  Vice President, Corporate      2001       238,612            0               0            125,000       3,067
  Marketing                      2000       205,843            0               0             50,000           0

Robert A. Kromer                 2002      $216,731     $160,514(3)            0            115,000     $ 1,001
  Vice President and General     2001       191,718      104,750(14)           0             65,000         821
  Manager, Optical Products      2000       155,652      176,709(5)            0             14,000           0
  Division

_________

(1) Amounts shown are before salary reductions resulting from employee contributions to the Cirrus Logic 401(k) Profit Sharing Plan.
(2) All Other Compensation column includes matching contributions under the Cirrus Logic 401(k) Plan and group life insurance, unless otherwise indicated. For 2002:
     (a)  Matching contributions under the Cirrus Logic 401(k) Plan as follows:
          T. Leeder, $5,027; R. Fay, $2,992; and C. Ensley, $3,199.
     (b)  Group life insurance as follows: D. French, $727; T. Leeder, $1,099;
          R. Fay, $1,320; M. Perry, $428; C. Ensley, $1,057; and R. Kromer, $1,001.
(3) The bonuses were paid from the Company's Variable Compensation Plan based on Company performance in the previous fiscal year.
(4) This amount reflects interest that would have been paid by Mr. French to the Company had the interest payable by Mr. French on two promissory notes to the Company not been below market. The notes are discussed below under "Employment Contracts, Termination of Employment and Change in Control Arrangements." The Company estimates that the interest paid by Mr. French is approximately .5% below the market rate at the time the loans were made.
(5) This amount reflects commissions received under the Company's Sales Commission Plan.
(6) This amount includes a $50,000 bonus and $89,735 paid under the Company's Sales Commission Plan.
(7)  Mr. Fay's employment terminated on October 12, 2001.
(8)  Signing bonus.
(9)  Reporting bonus.
(10) Mr. Fay received a grant of 20,000 shares of restricted stock on November 8, 1999. Half of these shares vested on November 8, 2000 and half of these shares vested on November 8, 2001.
(11) This amount includes $32,005 in relocation expenses and $1,000 paid to Mr. Fay's account in the Cirrus Logic 401(k) Plan.
(12) Mr. Perry's employment terminated on April 9, 2002.
(13) Patent awards under the Company's Patent Incentive Program.
(14) This amount includes $69,750 in commissions received under the Company's Sales Commission Plan and a $35,000 retention bonus.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to options granted in the fiscal year ended March 30, 2002 to the Named Officers. All the grants were made under the Company's 1996 Option Plan. No stock appreciation rights were granted to the Named Officers during the fiscal year.


                             Individual Grants
                          ------------------------
                                       % of Total                            Potential RealizableValue at
                          Number of      Options                                Assumed Annual Rates of
                          Securities   Granted to                              Stock Price Appreciation
                          Underlying    Employees   Exercise                       for Option Term
                           Options      in Fiscal    Price      Expiration   ----------------------------
Name                       Granted       Year (1)   ($/Sh)(2)     Date (3)     5% (4)            10% (4)
----                       -------       -------    --------      -------    ---------         ----------
D. French ...........      150,000         2.7      $ 15.30      08/15/11   $1,443,313         $3,657,639
                           250,000         4.6        15.99      02/27/12    2,514,006          6,370,985
T. Leeder ...........       40,000          *         15.30      08/15/11      384,884            975,370
                            40,000          *         14.33      02/21/12      360,482            913,533
R. Fay(5) ...........       30,000          *         15.30      08/15/11      288,663            731,528
M. Perry(6) .........       40,000          *         15.30      08/15/11      384,884            975,370
                            50,000          *         14.33      02/21/12      450,603          1,141,916
C. Ensley ...........       65,000         1.2        15.30      08/15/11      625,436          1,584,977
                            50,000          *         14.33      02/21/12      450,603          1,141,916
R. Kromer ...........       75,000         1.4        15.30      08/15/11      721,657          1,828,819
                            40,000          *         14.33      02/21/12      360,482            913,533

________
 *   indicates less than 1%

(1) Based on 5,491,359 shares underlying options granted to all employees during the fiscal year ended March 30, 2002, from the 1996 Option Plan.
(2) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.
(3) The options that expire in August 2011 will become exercisable for 25% of the shares upon each annual anniversary of the grant date for each of the first four years following the initial grant. The options that expire in February 2012 will become exercisable for 25% of the shares upon the optionee's completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his or her completion of each additional month of service thereafter.

(4) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.
(5) Mr. Fay's employment terminated on October 12, 2001. No shares vested under his grant.
(6) Mr. Perry's employment terminated on April 9, 2002. No shares vested under his grants.


  AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


     The following table provides information with respect to option exercises in the fiscal year ended March 30, 2002 by the Named Officers and the value of their unexercised options at fiscal year end. No stock appreciation rights were held or exercised by the Named Officers as of the end of the fiscal year.

                                                  Number of Securities
                                                       Underlying             Value of Unexercised
                                                  Unexercised Options        In-The-Money Options at
                                                    at Fiscal Year End         Fiscal Year End(2)
                                                  --------------------        -----------------------
                       Shares        Value
                    acquired on     Realized
                      Exercise         ($)        Vested        Unvested     Vested       Unvested
                    ------------    -------      --------      ----------    ------       --------
                                        (1)
D. French ........          0             0       471,873        746,877    $3,703,669    $3,185,987
T. Leeder ........          0             0       134,372        170,628     1,111,047       859,228
R. Fay(3) ........          0             0        79,164        100,836       405,063       365,287
M. Perry(4) ......     32,000       260,035       147,250        253,750       684,379     1,310,325
C. Ensley ........          0             0       174,086        223,750     1,296,689     1,006,725
R. Kromer ........          0             0        73,874        160,126       433,855       524,525

__________________
(1) Based upon the market value of the purchased shares on the exercise date less the option exercise price paid for those shares.
(2) Based upon the market value of the Company's common stock of $18.87 per share on March 28, 2002 (the last trading day of the fiscal year), less the exercise price.
(3)  Mr. Fay's employment terminated on October 12, 2001.
(4)  Mr. Perry's employment terminated on April 9, 2002.



Employment Contracts, Termination of Employment and Change in Control
Arrangements

The Board of Directors named David D. French President and Chief Executive Officer on February 4, 1999. Prior to becoming Chief Executive Officer, Mr. French held the position of President and Chief Operating Officer since joining the Company in June 1998. The Company entered into a new employment agreement with Mr. French in February 2002. During the term of the agreement, Mr. French will be provided with the following compensation: a minimum base salary of

$450,000 per year, which was the same as his salary for 2001; Company-paid health care coverage for him and his eligible dependents; and an annual target bonus under the Company's Variable Compensation Plan of up to 150% of his base salary. For fiscal 2002, Mr. French did not receive any bonus under the Variable Compensation Plan. This plan is presented below. Mr. French received the following stock option grants in fiscal year 2002: (i) on August 15, 2001, 150,000 shares at $15.30, with 25% vesting at a 12-month cliff and the remaining shares vesting over the next 36 months; and (ii) 250,000 shares on February 27, 2002 at $15.99 per share, with 12,500 options vesting after 12 months, 84,375 options vesting after 24 months, 137,500 options vesting after 36 months and 15,625 options vesting after 48 months. In fiscal year 2003, Mr. French received a grant of 159,375 shares on April 4, 2002 at $17.33, all of which vest after 48 months.

     In the event (i) the Company terminates Mr. French's employment other than for Cause (as defined below), or (ii) any successor to the Company fails or refuses to assume the employment agreement in accordance with its provisions, Mr. French shall be entitled to receive a single, lump-sum severance payment within 15 days of termination equal to his then current annual base salary. The Company would also be required to pay to Mr. French a lump-sum payment in an amount equivalent to the reasonably estimated costs he may incur to extend for a period of 12 months under the COBRA continuation laws his group health and dental plans coverage in effect on the date of his termination. In addition, Mr. French's options to purchase common stock would remain exercisable for a 180-day period following termination and would vest as follows: (i) all of his outstanding and unvested options that were granted prior to February 27, 2002 would fully vest, and (ii) 50 percent of his outstanding and unvested options that were granted on or after February 27, 2002 would fully vest, except that if the Company terminates his employment other than for Cause or Mr. French terminates his employment for Good Reason, in each case within one year following a change of control of the Company, all of his outstanding and unvested options granted on or after February 27, 2002 would fully vest. In the event the Company decides to terminate his employment other than for Cause, it must provide Mr. French six months prior written notice.

For purposes of his employment agreement, the term "Cause" means (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering Mr. French an opportunity to cure; (ii) material and willful violation of federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company's confidential proprietary information. For purposes of his employment agreement, the determination of Cause shall be determined by the Board in its sole and absolute discretion. For purposes of his employment agreement, the term "Good Reason" means any act of the Company that materially and adversely diminishes Mr. French's duties or responsibilities, provided that in the event of any such act that Mr. French must notify the Company in writing and the Company shall have 30 days from its receipt of the notice to remedy the act.

     The Company extended two loans to Mr. French. In October 1998, the Company extended a loan to Mr. French for the purchase of his principal residence in Texas. The loan is for $721,899 and carries an interest rate of 5.64%. The loan is due and payable on the earlier of (i) September 1, 2013, (ii) 180 days following the date of the termination of his employment for any reason, or (iii) upon sale of the residence. However, in the event of his death or disability, the loan will be forgiven.

     In July 1999, the Company also advanced a loan of $750,000 to Mr. French, evidenced by a promissory note. The note carries a 5.82% interest rate and is secured by 90,000 shares of the Company's common stock held in escrow. The note and accrued interest are due and payable five years from the date of the note or 180 days following the termination of Mr. French's employment.

     In September 2001, the Company loaned Craig Ensley, Vice President, Marketing, $150,000 at 8% interest, payable in full on or before March 24, 2002. Mr. Ensley repaid this loan in full on March 19, 2002.

Executive Management Severance Plans

     In April 1999, the Board of Directors adopted an Executive Management Severance Plan (the "1999 Severance Plan") providing certain benefits to executive officers of the Company in the event that an executive is involuntarily terminated, other than for cause. Upon this event, the 1999 Severance Plan provides for salary continuation for a period no greater than six months. In addition, the 1999 Severance Plan provides for continued health coverage for a period of 18 months or until the executive accepts employment elsewhere. Outstanding stock options will continue to vest for six months or until the executive accepts employment elsewhere and the executive will have 12 months from his or her termination date to exercise vested options.

     In April 2002, the Compensation Committee approved an executive severance plan to take effect in the event of a termination of certain executive officers prior to or following a change of control of the Company. In the event of a termination of one of these executives prior to or after a change of control of the Company, the terminated executive shall receive salary continuation for a period of 12 months or until the executive accepts employment elsewhere. In addition, the terminated executive will receive continued health coverage for 12 months (with this coverage becoming secondary coverage to the extent he receives comparable coverage from a new employer) and full vesting of any unvested stock options, with 180 days following termination to exercise the stock options. This plan terminates on December 31, 2003, unless renewed by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors consists of directors Hackworth, Rhines, Sherman and Smith. None of these individuals was an officer or employee of the Company at any time during the fiscal year ended March 30, 2002. Mr. Hackworth served as the Company's President and Chief Executive Officer from 1985 until his resignation in February 1999.

     No executive officer of the Company has ever served as a member of the board of directors or the compensation committee of another entity that has or has had at the time of his service or during the same fiscal year one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                      REPORT OF THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and establish the criteria for bonuses of executive officers of the Company, including the President and Chief Executive Officer, and to establish the general compensation policies for these individuals. The Compensation Committee also has the authority to make discretionary option grants to the Company's executive officers under the Company's option plans.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. We are engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to these individuals.

General Compensation Policy

     The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance. These opportunities are designed to be competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual performance goals, and (iii) long-term incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation is designed to be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     The Committee sets compensation levels for executives based on a review of competitive information. Competitive compensation information is gathered from published surveys of high technology company compensation levels (the "Survey Group") and from proxy statements of particular companies that are considered generally comparable to the Company (the "Proxy Group"). The Proxy Group includes companies used in the peer performance graph, as well as other semiconductor or high technology companies that are comparable to the Company. Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive compensation levels.

     In general, the Company has attempted to establish a strong relationship between total cash compensation, the Company's performance, and individual performance by maintaining base salaries at approximately the 50th percentile of the Survey Group and Proxy Group data, and providing additional incentive opportunities so that total cash compensation (salary plus bonus) approaches 50th percentile levels when the Company's performance is near the middle of the semiconductor companies in the Proxy Group, and has the potential to pay in the 75th percentile level for commensurate levels of performance.

Factors

     The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended March 30, 2002 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

     In setting base salaries, the Compensation Committee reviewed the data obtained from the Survey Group and the Proxy Group. The base salary for each officer reflects the salary levels for comparable positions within this comparative group of companies, as well as each individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is determined each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. For the fiscal year ended March 30, 2002, in accordance with the Company's compensation philosophy, the base salary rates of the executive officers were generally comparable to the 50th percentile levels of the Survey Group and Proxy Group.

Annual Incentives

     The Variable Compensation Plan (the "VCP") provides certain employees with incentives to increase shareholder value through the achievement of goals relating to the Company's revenue and its operating margin. The VCP operates on a semi-annual period, beginning April 1 of each year. At the end of each semi-annual period, the Company calculates its revenue and operating profits and then determines whether participants will receive payments based on the Company's performance. No payments are made unless a three percent operating margin is achieved. In addition, the total payments made cannot exceed an overall limitation of 15% of operating profit (including any amounts accrued for the Executive Incentive Plan, described below).

     No payments under this plan were made for fiscal year 2002.

     The Executive Incentive Plan (the "EIP") provides certain executives with incentives to increase shareholder value through the achievement of annual goals relating to the Company's return on capital and growth of operating profit per share. The EIP operates on a three-year plan cycle, with the first cycle beginning on April 1, 2000. At the end of each fiscal year, the Company calculates its return on capital and the percentage growth of its operating profit per share over the previous fiscal year, and then determines a multiplier for that fiscal year (which can be zero, depending on the Company's performance). Under this plan, the Company determines the average of the three annual multipliers and makes payments based on this average at the end of each three-year period, with the first payment scheduled in April 2003 for fiscal years 2001, 2002 and 2003. Subsequent payments will be made at the end of each fiscal year thereafter based on Company performance in the previous three fiscal years. The combination of any accrual for the EIP and any payments under the VCP cannot exceed an overall limitation of 15% of operating profit.

Long-Term Incentives

     Generally, stock option grants are made annually by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a defined period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. In the fiscal year ended March 30, 2002, stock options for the executive officers were granted upon recommendation of management and approval of the Compensation Committee, and were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant.

     The size of the option grant to each executive officer, including the President and Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock price appreciation based upon the individual's position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

President and CEO Compensation

     The Compensation Committee reviews the President and Chief Executive Officer's base salary annually, considering Company performance, individual performance, and external pay practices. In setting the total compensation payable to the Company's CEO for the fiscal year ended March 30, 2002, the Compensation Committee sought to make that compensation competitive with the compensation paid to chief executive officers of the companies in the Survey Group and the Proxy Group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation. As is the case for other executives of the Company, the Company's executive pay program, as it relates to the Chief Executive Officer, is highly leveraged toward variable compensation plans that reward achievement of pre-determined corporate goals and objectives.

     In February 2002, the Compensation Committee approved a new employment contract for Mr. French, in which his base salary was maintained at $450,000, a competitive level when compared with the base salary levels in effect for similarly-situated chief executive officers. With respect to Mr. French's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the fiscal year ended March 30, 2002, Mr. French's base salary was approximately at the 60th percentile of the base salary levels of other chief executive officers at the companies in the Survey Group and the Proxy Group.

     The remaining components of Mr. French's 2002 fiscal year compensation were primarily dependent upon corporate performance. Mr. French was eligible for a cash bonus under the VCP for the 2002 fiscal year of up to $675,000 conditioned on the Company's attainment of operating profit goals. Based upon the Company's operating performance, he did not receive any payment. The Compensation Committee awarded the following stock option grants to Mr. French in order to provide him with an equity incentive to continue contributing to the financial success of the Company: 150,000 shares on August 15, 2001 at $15.30, with 25% vesting at a 12-month cliff and the remaining shares vesting over the next 36 months; 250,000 shares on February 27, 2002 at $15.99 per share, with 12,500 options vesting after 12 months, 84,375 options vesting after 24 months, 137,500 options vesting after 36 months and 15,625 options vesting after 48 months; and 159,375 shares on April 4, 2002 at $17.33, all of which vest after 48 months. The grants will have value for Mr. French only if the market price of the underlying option shares appreciates over the exercise price and remains at an appreciated level until exercised.

Compliance With Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the fiscal year ended March 30, 2002 did not exceed the $1 million limit per officer. It is the Committee's objective that, so long as it is consistent with the Company's overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.

     It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

William D. Sherman, Chairman
Michael L. Hackworth
Walden C. Rhines
Robert H. Smith

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Audit Committee is comprised solely of independent directors, as defined by the NASD rules, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Committee serves an oversight role for the Board of Directors in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Committee certify that the independent auditors are "independent" under applicable rules.

     In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the audited financial statements of Cirrus Logic contained in the Company's Annual Report to Stockholders for the year ended March 30, 2002, were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Ernst & Young LLP the firm's independence.

     Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management, and the report of the independent auditors to the Audit Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in Cirrus Logic's Annual Report on Form 10-K for the year ended March 30, 2002, as filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Company's Board of Directors:

Robert H. Smith, Chairman
D. James Guzy
Walden C. Rhines

Audit and Related Fees

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

     Fees for the last annual audit were approximately $618,000, and all other fees were approximately $532,000, including audit-related services of approximately $165,000 and nonaudit services of approximately $367,000. Audit-related services generally include fees for statutory audits, business acquisitions, accounting consultations and registration statements filed with the Securities and Exchange Commission. Nonaudit services primarily include tax services.

     The Audit Committee has considered whether the services provided under all other fees are compatible with maintaining Ernst & Young LLP's independence.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There has not been any transaction or series of similar transactions in the past fiscal year to which Cirrus Logic or any of its subsidiaries was a party in which the amount involved exceeded $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of Cirrus Logic or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest other than the compensation agreements, which are described where required in "Executive Compensation and Other Information."

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Cirrus Logic, the S&P 500 Composite Index (the "S&P 500"), and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductors Index").



                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG CIRRUS LOGIC, INC., THE S & P 500 INDEX
                       AND THE S & P SEMICONDUCTORS INDEX


                              [GRAPH APPEARS HERE]


*$100 invested on 3/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending March 30.

Copyright (c)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm


                                    Cumulative Total Return
                       -----------------------------------------------
                         3/97    3/98    3/99    3/00    3/01    3/02

CIRRUS LOGIC, INC.     100.00   83.51   52.58  150.52  123.20  155.63
S & P 500              100.00  148.00  175.32  206.78  161.95  162.35
S & P SEMICONDUCTORS   100.00  109.20  165.37  408.74  154.86  168.41

Stockholder returns oved period should not be considered indicative of future stockholder returns.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commision. Executive officers, directors and greater than ten percent stockholders are also required by the federal securities rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of the forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, William D. Sherman filed late one Form 4 to report a stock acquisition.

                                  HOUSEHOLDING

     If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding."

     If you received a householding communication, your broker will send one copy of Cirrus Logic's 2002 Proxy Statement and Annual Report on Form 10-K for 2002 to your address, unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save us the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

     You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP-ICS, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to Cirrus Logic, Inc., Investor Relations, 4210 S. Industrial Drive, Austin, TX 78744 or contact Investor Relations at (510) 226-2112.

                              COMMUNICATING WITH US

     We have from time to time received calls from stockholders inquiring about the available means of communications with us. We thought that it would be helpful to describe these arrangements which are available for your use.

     If you would like to receive information about Cirrus Logic, you may use one of these convenient methods:

     1. To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call our Investor Relations Department at (510) 226-2112.

     2. To view our home page on the Internet, use our Internet address: www.cirrus.com. Our home page gives you access to product, marketing and financial data, job listings, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year.

     If you would like to write to us, please send your correspondence to the following address:

         Cirrus Logic, Inc.
         Attention:  Investor Relations
         4210 S. Industrial Drive
         Austin, TX 78744

     If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, EquiServe Trust Company, N.A., at (781) 575-3120. You may also visit its web site at www.equiserve.com for step-by-step transfer instructions.

     Of course, as a stockholder, you will continue to receive the Annual Report on Form 10-K and proxy statement.

                                  ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended March 30, 2002 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                    FORM 10-K

     We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about June 18, 2002.

BY ORDER OF THE BOARD OF DIRECTORS


David D. French
President and Chief Executive Officer

Austin, Texas
June 18, 2002

                                    EXHIBIT A

                               Cirrus Logic, Inc.

                         Charter of the Audit Committee
                            of the Board of Directors

Statement of Policy

The primary focus of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee's members in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules.

Organization

The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors who are independent of management and the Company. A Chairperson and the Committee members shall be elected annually by the affirmative vote of at least a majority of the Board of Directors.

All members of the Committee shall be considered independent if they comply with the independence rules of the National Association of Securities Dealers.

All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Meetings

The Committee shall meet at least two times annually, or more frequently as necessary or appropriate. The Committee shall meet at least annually (or more frequently as appropriate) with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chairperson shall meet quarterly with the independent accountants and management to review the Company's financial statements consistent with Section 4 below. The Committee shall report on a regular basis its activities to the Board and shall make the recommendations to the Board as it deems appropriate.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The Committee is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices, or to define the standards to be used in preparing the Company's financial statements. Company management is responsible for preparing the financial statements and the independent accountants are responsible for auditing those statements.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The Committee shall:

1. Evaluate, review, and recommend to the Board the selection (or, where appropriate, replacement) of the Company's independent auditors, subject to stockholders' approval.

2. Provide guidance to, and receive reports from, the Company's independent auditors and financial management.

3. Review the earnings release with management and the independent auditors prior to filing the Company's Quarterly Reports on Form 10-Q. The Chairperson may represent the entire Committee for purposes of this review.

4. Discuss the results of the annual audit and quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. Review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, and provide judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

6. Prepare a report to be included in the Company's proxy statement for each annual meeting that discloses whether the Committee (i) has reviewed and discussed the audited financial statements with management; has discussed Statement on Auditing Standards 61 ("SAS 61") (Communicating with Audit Committees) and Independence Standards Board Standard No. 1 (Auditor Independence) with the independent accountants; and (ii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

7. Meet annually with the independent auditors to review the scope, proposed audit fees and related detail of the forthcoming annual year-end audit to be conducted by the independent auditors. Review the extent of "non-audit" services and related fee proposals that may be requested from the independent auditors from time to time.

8. Discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, as well as legal and ethical compliance programs.

9. Evaluate the professional competency of the financial staff and the internal auditors, as well as the quality of their performance in discharging their respective responsibilities.

10. Consult with management in an effort to resolve areas of questionable performance or deficiencies in structure or personnel.

11. Discuss with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board.

12. Review this Charter annually and recommend to the Board appropriate changes to it. In addition, confirm that the Charter is included as an appendix to the annual stockholders' meeting proxy statement at least every three years, or promptly after any significant amendment to it.

-------------------------------------------------------------------------------


       [LOGO OF CIRRUS LOGIC]                      [LOGO OF CIRRUS LOGIC]


   Annual Meeting of Stockholders             Annual Meeting of Stockholders
         Omni Austin Hotel                           Omni Austin Hotel
             Southpark                                   Southpark
         4140 Governors Row                         4140 Governors Row
        Austin, Texas 78744                         Austin, Texas 78744
           July 24, 2002                               July 24, 2002
             1:00 P.M.                                   1:00 P.M.

            ADMIT ONE                                   ADMIT ONE


-------------------------------------------------------------------------------

[LOGO] CIRRUS LOGIC
Leading the Digital Entertainment Revolution

CIRRUS LOGIC, INC.
4210 SOUTH INDUSTRIAL DRIVE
AUSTIN, TEXAS 78744


                           *HOUSEHOLDING ELECTION(HH)
                            ------------------------

Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. See enclosed notice.

To change your election in the future, call 1-800-542-1061.


VOTE BY INTERNET *www.proxyvote.com
                  -----------------
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touchtone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cirrus Logic, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                   CIRRUS     KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
--------------------------------------------------------------------------------
CIRRUS LOGIC, INC.

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
  CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED
  FOR THE ELECTION OF THE DIRECTORS AND FOR
  PROPOSALS 2 AND 3.

  1 Election of Directors.
    Nominees: (01) David D. French, (02) D. James Guzy, (03) Michael L. Hackworth, (04) Suhas S. Patil, (05) Walden C. Rhines, (06) William
    D. Sherman and (07) Robert H. Smith

    For   Withhold   For All          To withhold authority to vote, mark "For
    All      All     Except           All Except" and write the nominee's number
                                      on the line below.
    [_]      [_]       [_]
                                      __________________________________________



  Vote On Proposals
                                                        For    Against   Abstain

                                                        [_]      [_}       [_]

  2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.


     MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT   [_]

                                                For  Against
          *HOUSEHOLDING ELECTION (HH)           [_]    [_]


  ----------------------------------------     ------------------------------

  ----------------------------------------     ------------------------------
  Signature (PLEASE SIGN WITHIN BOX)  Date     Signature (Joint Owners)  Date
--------------------------------------------------------------------------------

-------------------
 Vote by Telephone
-------------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touchtone Phone
1-800-690-6903

------------------------------------------------
 Follow these 4 easy steps:

 1. Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.

 2. Call the toll-free number at
    1-800-690-6903.

 3. Enter your 12-digit Control Number
    located on your Proxy Card above your name.

 4. Follow the recorded instructions.
------------------------------------------------

Your vote is important!
Call 1-800-690-6903 anytime!

------------------
 Vote by Internet
------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

------------------------------------------------
 Follow these 4 easy steps:

 1. Read the accompanying Proxy
    Statement/Prospectus and Proxy Card.

 2. Go to the Website at
    http://www.proxyvote.com.

 3. Enter your 12-digit Control Number
    located on your Proxy Card above your name.

 4. Follow the instructions provided.
------------------------------------------------

Your vote is important!
Go to http://www.proxyvote.com anytime!

Do not return your proxy Card if you are voting by Telephone or Internet



--------------------------------------------------------------------------------

                                     PROXY

                               CIRRUS LOGIC, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 PROXY FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

          The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual
     Meeting of Stockholders and Proxy Statement, each dated June 17, 2002, and the Company's Annual Report on Form 10-K for the fiscal year ended March 30, 2002, and hereby appoints Steven D. Overly, Kirk Patterson and Stephanie Lucie, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on July 24, 2002 at
     1:00 p.m. local time at the Omni Austin Hotel South Park, 4140
     Governor's Row, Austin, Texas 78744, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.


 -------------                                                    -------------
  SEE REVERSE                                                      SEE REVERSE
     SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SIDE
--------------                                                    -------------
--------------------------------------------------------------------------------

                               [CIRRUS LOGIC LOGO]

--------------------------------------------------------------------------------
                     IMPORTANT NOTICE REGARDING DELIVERY OF
                           SECURITY HOLDER DOCUMENTS
--------------------------------------------------------------------------------

Dear Stockholder,

     The Securities and Exchange Commission has adopted a rule that allows us to send a single copy of our annual reports, proxy statements, prospectuses and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. We believe these new "householding" rules will provide greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that you receive.

     You do not need to do anything in order to participate in our householding program. If we do not hear from you on or before August 26, 2002, you will be deemed to have consented to the receipt of only one set of our future stockholder mailings by your household. Your consent will be perpetual unless you withhold it or revoke it.

     If you wish to continue to receive separate annual reports, proxy statements, prospectuses and other disclosure documents for each account in your household, you must withhold your consent to our householding program by checking the appropriate box on the enclosed proxy card and returning it in the enclosed postage-prepaid envelope. Even if you vote by telephone or internet, the enclosed proxy card must be returned and marked appropriately to withhold your consent to householding.

     Even if you do not withhold your consent to the householding program at this time, you may always revoke your consent at a future date. You may revoke your consent by contacting ADP, either by calling toll free at (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. We will remove you from the householding program within 30 days of receipt of your revocation of your consent.

     We strongly encourage your participation in our new householding program, and believe it will benefit both you and Cirrus Logic. Not only will it reduce the volume of duplicate information that is received in your household, but it will also reduce our costs.

Thank you very much,

Cirrus Logic, Inc.